EXHIBIT 10.2
NOTE: Stock options granted to members of the Management Committee (“Optionees”) of U.S. Bancorp (the “Company”) after April 17, 2007 will have the terms and conditions set forth in each Optionee’s grant summary (the “Grant Summary”), which can be accessed on the Citigroup/Smith Barney Benefit Access Website at www.benefitaccess.com. The Grant Summary may be viewed at any time on this Website, and the Grant Summary may also be printed out. In addition to the individual terms and conditions set forth in the Grant Summary, each stock option will have the terms and conditions set forth in the form of Non-Qualified Stock Option Agreement below. As a condition to each stock option grant, Optionee accepts the terms and conditions of the Grant Summary and the Non-Qualified Stock Option Agreement.
U.S. BANCORP
NON-QUALIFIED STOCK OPTION AGREEMENT
THIS AGREEMENT sets forth the terms and conditions of a stock option for the purchase of Common Stock, par value $0.01 per share (“Common Stock”), of the Company granted to each Optionee by the Company pursuant to its 2007 Stock Incentive Plan (the “Plan”).
The Company and Optionee agree as follows:
1.	Grant of Option.

Subject to the terms and conditions of this Agreement, the Company grants Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of the number of shares of Common Stock set forth in Optionee’s Grant Summary at the exercise price per share set forth in the Grant Summary. The date of grant of the Option (the “Grant Date”) and the expiration date of the Option (the “Expiration Date”) are also set forth in Optionee’s Grant Summary. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.	Vesting of Exercise Rights; Expiration Date.

(a) Subject to the terms and conditions of this Agreement, the Option may be exercised by Optionee [insert vesting schedule]. The Option shall terminate at the close of business on the Expiration Date, or on such earlier date as provided in this Agreement.

(b) Notwithstanding the vesting provision contained in Section 2(a) above, but subject to the other terms and conditions of this Agreement, the Option may be exercised in full immediately upon a Qualifying Termination (as defined below). For purposes of this Agreement, the following terms shall have the following definitions:
(i)	“Affiliate” shall be defined as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ii)	“Announcement Date” shall mean the date of the public announcement of the transaction, event or course of action that results in a Change in Control.

(iii)	“Cause” shall mean (A) the continued failure by Optionee to substantially perform Optionee’s duties with the Company or any Affiliate (other than any such failure resulting from Optionee’s Disability (as defined in Section 3(c))), after a demand for substantial performance is delivered to Optionee that specifically identifies the manner in which the Company believes that Optionee has not substantially performed Optionee’s duties, and Optionee has failed to resume substantial performance of Optionee’s duties on a continuous basis, (B) gross and willful misconduct during the course of employment (regardless of whether the misconduct occurs on the Company’s premises), including, without limitation, theft, assault, battery, malicious destruction of property, arson, sabotage, embezzlement, harassment, acts or omissions which violate the Company’s rules or policies (such as breaches of confidentiality), or other conduct which demonstrates a willful or reckless disregard of the interests of the Company or its Affiliates or (C) Optionee’s conviction of a crime (including, without limitation, a misdemeanor offense) which impairs Optionee’s ability substantially to perform Optionee’s duties with the Company.

(iv)	“Change in Control” shall mean any of the following occurring after the date of this Agreement:
(A)	The acquisition by any Person (as defined in Section 2(b)(vi)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (A), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by a subsidiary of the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or a subsidiary of the Company (a “Company Entity”) or (iv) any acquisition by any corporation pursuant to a transaction which complies with clause (i), (ii) or (iii) of this clause (A); or

(B)	Individuals who, as of the Grant Date, constitute the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors (except as a result of the death, retirement or disability of one or more members of the Incumbent Board); provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, (1) any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board, (2) any director designated by or on behalf of a Person who has entered into an agreement with the Company (or which is contemplating entering into an agreement) to effect a Business Combination (as defined in Section 2(b)(iv)(C)) with one or more entities that are not Company Entities or (3) any director who serves in connection with the act of the Board of Directors of increasing the number of directors and filling vacancies in connection with, or in contemplation of, any such Business Combination; or

(C)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any Company Entity or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(D)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
(v)	“Notice of Termination” shall mean a written notice which sets forth the date of termination of Optionee’s employment.

(vi)	“Person” shall be defined as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(vii)	“Qualifying Termination” shall mean a termination of Optionee’s employment with the Company or its Affiliates by the Company for any reason other than Cause within 12 months following a Change in Control; provided, however, that any such termination shall not be a Qualifying Termination if Optionee has been notified in writing more than 30 days prior to the Announcement Date that Optionee’s employment with the Company is not expected to continue for more than 12 months following the date of such notification; provided that such exclusion from Qualifying Termination shall only apply if Optionee’s employment with the Company is terminated within such 12 month period; and provided, further, that any such termination shall not be a Qualifying Termination if Optionee has announced in writing, prior to the date the Company provides Notice of Termination to Optionee, the intention to terminate employment, subject to the condition that any such termination by the Company prior to Optionee’s stated termination date shall be deemed to be termination by Optionee on such stated date unless termination by the Company is for Optionee’s gross and willful misconduct.

3. Effect of Termination of Employment
(a)	The Option shall terminate and may no longer be exercised if Optionee ceases to be employed by the Company or any Affiliate, except that:
(i)	If Optionee’s employment shall be terminated for any reason other than Cause, death, Disability, Retirement (as defined in Section 3(c)) or Early Retirement (as defined in Section 3(c)), Optionee may at any time within a period of 90 days after such termination, but not after the termination date of the Option, exercise the option to the extent that Option was exercisable by Optionee on the date of the termination of employment.

(ii)	If Optionee’s employment shall be terminated by reason of Cause, the Option shall be terminated as of the date of the misconduct.

(iii)	If Optionee shall die while in the employ of the Company or any Affiliate or within 90 days after termination of employment for any reason other than Cause, the Option will be fully exercisable in whole or in part, notwithstanding the vesting provisions contained in Section 2(a) or Section 2(b), at any time up to the last day of the three year period commencing on the date of Optionee’s termination of employment (or, if earlier, the termination date of the Option), by the personal representatives or administrators of Optionee or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution.

(iv)	If Optionee’s employment shall be terminated by reason of Disability, the Optionee may exercise the Option in accordance with the terms as though such termination had never occurred, so long as Optionee has complied with the terms of any confidentiality and nonsolicitation agreement between the Company and Optionee (a “Confidentiality and Nonsolicitation Agreement”). If Optionee violates the terms of any such Confidentiality and Nonsolicitation Agreement after termination of employment by reason of Disability, the Option shall terminate and may no longer be exercised by Optionee upon the occurrence of any such violation. If Optionee shall die following a termination of employment by reason of Disability, the Option may be exercised in accordance with its terms by the personal representatives or administrators of Optionee or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution.

(v)	If Optionee’s employment shall be terminated by reason of Retirement, the Optionee may exercise the Option in accordance with the terms as though such termination had never occurred, so long as Optionee has complied with the terms of any Confidentiality and Nonsolicitation Agreement. If Optionee violates the terms of any such Confidentiality and Nonsolicitation Agreement after termination of employment by reason of Retirement, the Option shall terminate and may no longer be exercised by Optionee upon the occurrence of any such violation. If Optionee shall die following a termination of employment by reason of Retirement but prior to the termination date of the Option, the Option may be exercised in accordance with its terms by the personal representatives or administrators of Optionee or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution.

(vi)	If Optionee’s employment shall be terminated by reason of Early Retirement, Optionee may at any time within a three year period after such termination, but not after the termination of the Option, exercise the Option to the extent that it was exercisable by Optionee on the date of the termination of employment, so long as Optionee has complied with the terms of any Confidentiality and Nonsolicitation Agreement. If Optionee violates the terms of any such Confidentiality and Nonsolicitation Agreement after termination of employment by reason of Early Retirement, the Option shall terminate and may no longer be exercised by Optionee upon the occurrence of any such violation. If Optionee shall die following a termination of employment by reason of Early Retirement but prior to the termination date of the Option, the Option may be exercised in accordance with its terms by the personal representatives or administrators of Optionee or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution.
(b)	Notwithstanding the provisions contained in Section 3(a), but subject to the other terms and conditions of this Agreement, in the event that Optionee’s employment is terminated pursuant to a Qualifying Termination, Optionee shall have the right to exercise the Option in whole or in part at any time within a one year period after such termination of employment; provided that no provision of this paragraph shall shorten the period in which the Option may be exercised in the event of death, Disability, Retirement or Early Retirement; and, provided further, that no Option shall be exercisable after the expiration of the term of the Option.

(c)	For purposes of this Agreement, (A) “Retirement” means termination of employment (other than for gross and willful misconduct) by a Person who is age 59 1/2 or older and has 10 or more years of employment with the Company or its Affiliates, (B) “Early Retirement” means termination of employment (other than for gross and willful misconduct) by a Person who is age 55 or older and has 10 or more years of employment with the Company or its Affiliates and (C) “Disability” means leaving active employment and qualifying for and receiving disability benefits under the Company’s long-term disability programs as in effect from time to time.
4.	Securities Law Compliance

The exercise of all or any portion of this Option shall only be effective at such time that the sale of Common Stock issued pursuant to such exercise will not violate any state or federal securities or other laws. The Company is under no obligation to effect any registration of the stock subject to the Option under the Securities Act of 1933 or to effect any state registration or qualification of such Common Stock. The Company may, in its sole discretion, defer the effectiveness of any full or partial exercise of the Option in order to ensure that the issuance of stock upon exercise will be in compliance with federal or state securities laws and the rules of the New York Stock Exchange or any other exchange upon which the Company’s Common Stock is traded.

5.	Method of Exercise of Option

Subject to the foregoing, the Option may be exercised in whole or part from time to time by serving written notice of exercise on the Company at its principal executive offices, to the attention of the Company’s Executive Compensation Department or to its properly designated agent serving from time to time. The notice shall state the number of shares as to which the Option is being exercised and be accompanied by payment of the purchase price. Optionee may, at Optionee’s election, pay the purchase price (a) by check payable to the Company, (b) in previously owned shares of the Company’s Common Stock or (c) in any combination of the two, in each case having a Fair Market Value (as defined in the Plan) on the exercise date equal to the applicable exercise price. Optionee may, at Optionee’s election, exercise the Option, in whole or in part, by providing the Company with an attestation that such previously owned shares of the Company’s Common Stock are owned by Optionee, in which case the number of previously owned shares having a Fair Market Value equal to the exercise price (or appropriate portion of the exercise price) will be withheld from the number of shares issued to Optionee pursuant to the exercise of the Option. Previously owned shares used as provided in the two immediately preceding sentences must have been owned by Optionee for a minimum of six months prior to the date of exercise of the Option for this method of payment to apply.

6.	Income Tax Withholding

To provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Optionee, are withheld or collected from Optionee. The Optionee may, at Optionee’s election, satisfy applicable tax withholding obligations by (i) electing to have the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such Option having a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company shares of Common Stock other than the shares issuable upon exercise of such Option having a Fair Market Value equal to the amount of such taxes. The election must be made on or before the date that the amount of tax to be withheld is determined.

7.	Miscellaneous
(a)	This Agreement shall not give Optionee any right with respect to continuance of employment with the Company or any Affiliate, nor will it interfere in any way with the right of the Company or any Affiliate to terminate such employment at any time. In addition, the Company or any Affiliate may at any time dismiss Optionee from employment, free from any liability or claim under the Plan. The holder of the Option will not be deemed to be the holder of any shares subject to the Option unless and until the Option has been exercised and the purchase price of the shares purchased has been paid.

(b)	Except pursuant to terms approved by the Compensation Committee of the Board of Directors (the “Committee”), the Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in Section 3(a)(iii) or Section 3(a)(iv) , and during Optionee’s lifetime the Option is exercisable only by Optionee (or by Optionee’s guardian or legal representative in the case of Disability).

(c)	In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, or other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company or other similar corporate transaction or event affecting the stock subject to the Option would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Option (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of the Option, and any “change in control” provision), the Committee shall, in order to prevent such diminution or enlargement of any such benefits or potential benefits, adjust any or all of (i) the number and type of shares (or other securities or other property) subject to the Option and (ii) the exercise price with respect to the Option; provided, however, that the number of shares covered by the Option shall always be a whole number. Without limiting the foregoing, if any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company’s assets to another corporation, shall be effected in such a way that holders of the Company’s Common Stock shall be entitled to receive stock, securities, cash or other assets with respect to or in exchange for such shares, Optionee shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Agreement and in lieu of the shares of the Common Stock of the Company immediately available for purchase and receivable upon the exercise of the Option, with appropriate adjustments to prevent diminution or enlargement of benefits or potential benefits intended to be made available under the Option, such shares of stock, other securities, cash or other assets as would have been issued or delivered to Optionee if Optionee had exercised the Option and had received such shares of Common Stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument the obligation to deliver to Optionee such shares of stock, securities, cash or other assets as, in accordance with the foregoing provisions, Optionee may be entitled to purchase or receive.

(d)	The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Company’s Common Stock as will be sufficient to satisfy the requirements of this Agreement.

(e)	The Option is issued pursuant to the Plan and is subject to its terms. The Plan is available for inspection during business hours at the principal office of the Company. In addition, the Plan may be viewed on the U.S. Bancorp Intranet Website in the Human Resources, Compensation section of such website.
8.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.